CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 15 to the Registration Statement of Franklin Managed Trust on Form N-1A File Nos. 33-9994 and 811-4894 of our report dated October 25, 1996 on our audit of the financial statements and financial highlights of Franklin Managed Trust which report is included in the Annual Report to Shareholders for the year ended September 30, 1996 which is incorporated by reference in the Registration Statement.

                                   /s/Tait, Weller and Baker
                                      TAIT, WELLER AND BAKER


San Francisco, California
December 24, 1996